SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of October 10, 2000, by and between Tece Inc, formerly Internet Food Co. Inc., a company incorporated under the laws of the State of Nevada ("IFCO"), 3786137 Canada Inc. ("Teccan"), a corporation incorporated under the laws of Canada, Tec Technologyvaluation.com Corporation ("Tec"), a corporation incorporated under the laws of Canada, and Manitex Capital Inc. a corporation incorporated under the laws of Canada and the Tec Shareholders who have signed Exhibit A (collectively "Manitex").

                                                     RECITALS

A. The Boards of Directors of IFCO, Tec and Teccan deem it advisable and in the best interests of such corporations, and their respective shareholders, that Tec become a subsidiary of IFCO.

B. Pursuant to this Share Exchange, all of the shareholders of Tec will be proposed to exchange their Tec Common Shares for Exchangeable Shares of Teccan, which shall be exchangeable into shares of IFCO's Common Stock in accordance with the terms and conditions of this Agreement.

C. The Share Exchange is being undertaken by the parties in order to facilitate the aggregate investment of a minimum of US$ 4,000,000 in IFCO and Tec by private investors (colletively referred to as the "Investors").

D. In order to facilitate the Share Exchange, IFCO has agreed to enter into the Exchange and Voting Agreement and the Support Agreement to guarantee certain rights to the holders of Exchangeable Shares, including the right to receive shares of IFCO Common Stock in exchange for their Exchangeable Shares.

E. In order to facilitate the Share Exchange, Manitex has agreed to transfer to Teccan, contemporaneously with the signing of this Agreement, the Tec Common Shares listed in Exhibit A, in exchange for Exchangeable Shares, thereby giving effective control of Tec to Teccan.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth in this Agreement, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS



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                                      - 2 -

When used in this agreement, or any Exhibit or Schedule in which terms are not otherwise defined, each of the following terms will have the meaning ascribed to it in this Article I.

1.1      ACT means the Canada Business Corporations Act.

1.2      AGREEMENT  means this Share Exchange Agreement, including all Exhibits.

1.3 CLOSING DATE means the date of closing for the Share Exchange pursuant to the Offer. The parties have targeted and agree to a closing date at the latest within a maximum delay of 60 days of the Effective Date, unless otherwise agreed to by both parties in writing.

1.4 EFFECTIVE DATE means the date on which this Agreement becomes effective in accordance with Article II, which will be 5:00 p.m., Montreal time, on the date of signing of this Agreement, or such other date and time as the parties may agree in writing.

1.5 EXCHANGE AND VOTING AGREEMENT means the Agreement reproduced in Exhibit 1.5, with such changes therein as the parties thereto mutually agree under the procedures set forth in that Agreement.

1.6      EXCHANGE  RIGHTS means the right of holders of  Exchangeable  Shares to
         exchange  their   Exchangeable   Shares  for  IFCO's  Common  Stock  in
         accordance with the Exchange and voting Agreement.

1.7 EXCHANGEABLE SHARES means Class A preferred shares of Teccan having the rights and privileges specified in Exhibit 1.7.

1.8      IFCO'S COMMON STOCK means shares of IFCO's common stock.

1.9 INVESTORS means the investors who will acquire Units in IFCO on or before the Effective Date

1.10 OFFER means the offer to complete the Share Exchange which will be made to the Tec shareholders by Teccan in accordance with this Agreement and the provisions of the Act.

1.11     QSA means the Securites Act (Quebec).

1.12 SHARE EXCHANGE means the exchange of shares of Tec's Common Stock by the Tec's Shareholders for Exchangeable Shares of Teccan pursuant to the Offer.

1.13 SUPPORT AGREEMENT means the Agreement reproduced in Exhibit 1.13, with such changes therein as the parties thereto mutually agree under the procedures set forth in that Agreement.



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                                      - 3 -

1.14 TEC COMMON SHARES means common shares with no par value of Tec and includes for greater certainty all instruments convertible into common shares of Tec, on the assumption that they are converted in accordance with their terms and conditions.

1.15     TEC SHAREHOLDERS means the holders of Tec Common Shares.

1.16 TRANSACTIONS means the transactions contemplated in Article II of this Agreement.

1.17     TRUSTEE has the meaning set forth in the Exchange and Voting Agreement.

1.18 UNITS means the 1,000,000 units of IFCO which will be sold to the Investors, at a price of US $4.00, each Unit being comprised of one common share of IFCO and one common share purchase warrant entitling the holder thereof to subscribe to one additional common share of IFCO at a price of US $5.00.

All of the Exhibits forming part of this Agreement are listed at the end of this Agreement.


                                   ARTICLE II

                                 EFFECTIVE DATE

For good and valuable consideration, the sufficiency of which is acknowledged, the parties agree that subject to the terms and conditions of this Agreement, on the Effective Date, or as soon as practical following the Effective Date, they will take all necessary steps to cause the following to occur:

2.1 Manitex will transfer to Teccan the Tec Common Shares listed in Exhibit A, and Teccan will issue to Manitex, as sole consideration for the said transfer, Exchangeable Shares on the basis of one Exchangeable Share for each two Tec Common Shares transferred (assuming the conversion of the convertible debentures of Tec held by Manitex into Tec Common Shares in accordance with their terms and conditions);

2.2 Teccan shall make the Offer to the shareholders of Tec, in accordance with the applicable provisions of the Act and the QSA, to acquire all of the outstanding Tec Common Shares in exchange for Exchangeable Shares, on the basis of one Exchangeable Share for each two Tec Common Shares held;

2.3 The existing Board of Directors of IFCO will be replaced by a board of 5 members consisting of Steve Saviuk and Claude Forget;

2.4 The existing Board of Directors of Teccan will be replaced by a board of 3 members consisting of Steve Saviuk and Claude Forget;



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                                      - 4 -

2.5 IFCO and Teccan shall execute the Support Agreement and the Exchange and Voting Agreement in order to grant the Exchange Rights to the holders of Exchangeable Shares;

2.6 IFCO will complete the private placement of Units with the Investors and will advance the net proceeds to Teccan as non-interest bearing demand loan; and

2.7 Teccan and IFCO agree that if, at any time after the Effective Time, Teccan or IFCO, considers or is advised that any further agreements, deeds, assignments, or assurances are necessary or desirable to carry out the purpose of this Agreement, Teccan and IFCO and their proper officers and directors shall execute and deliver all such proper agreements, deeds, assignments, and assurances and do all other things necessary or desirable to carry out the purpose of this Agreement, including the filing of all application or documentation necessary under the Act or the QSA.


                                   ARTICLE III

                               EXCHANGE OF SHARES

At the Closing Date and subject to the terms and conditions of this Agreement and the Offer,

3.1 Teccan shall acquire, from the Tec Shareholders who will have tendered their Tec Common Shares, all of the Tec Common Shares so tendered, in accordance with the applicable provisions of the Act and the QSA, and will issue one Exchangeable Share for each two Tec Common Shares so tendered.

3.2 Teccan will file the prescribed joint election form under section 85(1) of the Income tax Act (Canada) so that the Tec Common Shares are deemed to be disposed of for income tax purposes at their cost amount.

3.3 Each Tec Shareholder owning shares of Tec Common Shares will execute and deliver to the trustee an "Acceptance of Exchange Offer" in the form attached hereto as Exhibit 3.3.

3.4 IFCO will establish a Stock Option Plan for the purpose of providing incentive compensation to management and key employees in all of the Tec companies. The grant of options will be made by the Board of Directors of IFCO.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF TECCAN

Teccan hereby represents and warrants to IFCO and Manitex as follows, with "to the best knowledge


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                                      - 5 -

of Teccan" meaning that Teccan does not know, after having made all relevant inquiries, and it has no reasonable basis to believe, that such statement is false;

4.1 ORGANIZATION, STANDING, AND POWER. Teccan is a corporation duly organized, validly existing and in good standing under the laws of Canada and is qualified and in good standing in all jurisdictions in which the failure so to be qualified would have a material adverse effect upon its business. Teccan has the corporate power and corporate authority to hold, own, operate, and lease its properties and otherwise carry on its business as presently conducted, to execute and deliver this Agreement, and to carry out the transactions contemplated in this Agreement.

4.2 AUTHORITY. The execution, delivery and performance of this Agreement and all other agreements contemplated in this Agreement and the consummation of the Share Exchange have been duly and validly authorized by the Board of Directors of Teccan. and, assuming due authorization, execution, and delivery by the parties, this Agreement will constitute a legal, valid, and binding agreement of Teccan, enforceable against Teccan in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, and similar laws affecting creditors' rights to enforce remedies generally and to equitable principles limiting the availability of the remedy of specific performance.

4.3 NO CONFLICTS. The execution, delivery, and performance by Teccan of this Agreement and any other agreement executed by Teccan in connection with the consummation of the Share Exchange, (a) have not violated and will not violate, conflict with, or breach any provision of the Articles of Incorporation or the By-laws of Teccan or any presently existing order, writ, injunction, judgment, decree, law, ordinance, rule, or regulation applicable to Teccan or any of its properties, or
         (b) after a lapse of time, due notice or otherwise, will not violate, require consent under, conflict with, breach, cause a default, or provide grounds for termination, cancellation, or acceleration of performance in respect of, or result in the creation or imposition of a lien or other encumbrance pursuant to, any agreement or understanding to which Teccan is a party or to which it or any of its properties may be subject.

4.4      NO  UNDISCLOSED  LIABILITIES.  Teccan has no  material  liabilities  or
         obligations,   secured  or  unsecured,   whether   accrued,   absolute,
         contingent, or otherwise.

4.5 CAPITALIZATION. The authorized capital stock of Teccan is comprised of an unlimited number of common Shares and an unlimited number of Exchangeable Shares of which only one hundred common shares are presently issued and outstanding. All such outstanding shares of Teccan have been validly issued as fully paid and non-assessable to IFCO. Except as provided for under this Agreement, there are no outstanding warrants, options, rights, agreements, convertible securities, or other commitments pursuant to which Teccan is or may be obligated to issue any securities. There are no outstanding agreements, arrangements, commitments, or understandings of any kind affecting or relating to the voting, issuance,


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                                      - 6 -

         purchase, redemption, repurchase, or transfer of Teccan's securities, except as contemplated in this Agreement. No shares of Teccan have been issued in violation of any securities laws, agreements binding on Teccan, or preemptive or similar right.

4.6 LITIGATION. Teccan is not a party to, nor are any of the properties or assets of Teccan subject to, any pending or, to the best knowledge of Teccan, threatened actions, claims, suits, proceedings, arbitration, investigations, or other litigation, whether instituted by or against Teccan or any such person or entity, and Teccan knows of no basis for any such action.

4.7 TAXES. All federal, state, local, foreign, and other tax returns and reports which Teccan has been required to file have been duly filed, and all such returns and reports are true and correct.

4.8 COMPLIANCE. Teccan has complied, or prior to the Closing Date will have complied, and is or will be at the Closing Date in compliance in all material respects, with all material laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to the assets, properties, and business of Teccan.

4.9 FULL DISCLOSURE. The representations and warranties of Teccan contained in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make any such statement or omission not misleading in view of the circumstances under which the were made.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF IFCO

IFCO hereby represents and warrants to Teccan as follows, except as set forth in the IFCO Schedule of Exceptions attached hereto as Exhibit 5.0 with "to the best knowledge of IFCO" meaning that IFCO does not know, after having made all relevant inquiries, and it has no reasonable basis to believe, that such statement is false:

5.1 ORGANIZATION, STANDING, AND POWER. IFCO is a company duly organized, validly existing and in good standing under the laws of the State of Nevada, and is qualified and in good standing in all jurisdictions in which the failure so to be qualified would have a material adverse effect upon its business. IFCO has the corporate power and corporate authority to hold, own, operate, and lease its properties and otherwise carry on its business as presently conducted, to execute and deliver this Agreement, and to carry out the transactions contemplated in this Agreement.

5.2 CAPITALIZATION. The authorized capital stock of IFCO is comprised of 100,000,000 shares of Common Stock, of which only 9,475,000 shares are presently issued and outstanding. All


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                                      - 7 -

         such outstanding shares of IFCO Common Stock have been validly issued and fully paid and non-assessable. Except as provided for under this Agreement or in the IFCO Financial Statements, there are no outstanding warrants, options, rights, agreements, convertible securities, or other commitments pursuant to which IFCO is or may be obligated to issue any securities. There are no outstanding agreements, arrangements, commitments, or understandings of any kind affecting or relating to the voting, issuance, purchase, redemption, repurchase, or transfer of IFCO's Common Stock or any other securities of IFCO, except as contemplated in this Agreement. No IFCO Common Stock has been issued in violation of any securities laws, agreements binding on IFCO, or preemptive or similar right.The shares of IFCO's Common Stock to be issued pursuant to the Exchange and Voting Agreement will, when issued, be fully paid and non-assessable.

5.3 AUTHORITY. IFCO has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and all other agreements contemplated in this Agreement have been duly and validly authorized by the Board of Directors of IFCO and, assuming due authorization, execution, and delivery by the parties, this Agreement will constitute a legal, valid, and binding agreement of IFCO, enforceable against IFCO in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, and similar laws affecting creditors' rights to enforce remedies generally and to equitable principles limiting the availability of the remedy of specific performance.

5.4 NO CONFLICTS. The execution, delivery, and performance by IFCO of this Agreement and any other agreement executed by IFCO in connection with the consummation of the Share Exchange, (a) have not violated and will not violate, conflict with, or breach any provision of the Articles of Incorporation or the By-laws of IFCO or any presently existing order, writ, injunction, judgment, decree, law, ordinance, rule, or regulation applicable to IFCO or any of its properties, or (b) after a lapse of time, due notice or otherwise, will not violate, require consent under, conflict with, breach, cause a default, or provide grounds for termination, cancellation, or acceleration of performance in respect of, or result in the creation or imposition of a right of first refusal, lien or other encumbrance pursuant to, any agreement or understanding to which IFCO is a party or to which it or any of its properties may be subject.

5.5 FINANCIAL STATEMENTS. A copy of IFCO's audited financial statements for the period ended December 31, 1999 ("IFCO Financial Statements"), which financials have been approved by Teccan is reproduced as Exhibit 5.5. Such financial statements (a) agree with IFCO's books and records, (b) have been prepared in accordance with generally accepted accounting principles consistently applied, and (c) are complete and accurate in all material respects, and present fairly the financial position of IFCO as of the dates indicated and the results of operations and changes in financial position for the periods indicated.



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                                      - 8 -

5.6 NO UNDISCLOSED LIABILITIES. Except to the extent accrued for or disclosed in the IFCO Financial Statements, IFCO has no material liabilities or obligations, secured or unsecured, whether accrued, absolute, contingent, or otherwise.

5.7 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been no material adverse change in the business, condition, operations, assets, properties, or commitments of IFCO, and IFCO currently is not aware of any fact or condition which might cause such adverse change in the future. Since such date, except as set forth in the exhibits attached to this Agreement, IFCO has consummated only such transactions as are in the ordinary course of business, and IFCO has not (a) declared or made payment of, or set aside for payment, any dividends or distributions of any assets of any kind whatsoever, or purchased, redeemed, or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (b) written down the value of any assets or properties or written off as uncollectible any notes or accounts receivable, except write- downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material to it; (c) made capital expenditures or entered into commitments for capital expenditures, aggregating more than $10,000.00; or, (d) made any material change in any method of accounting or application of accounting practice.

5.8 LITIGATION. IFCO is not a party to, nor are any of the properties or assets of IFCO subject to, any pending or, to the best knowledge of IFCO, threatened actions, claims, suits, proceedings, arbitration, investigations, or other litigation, whether instituted by or against IFCO or any such person or entity, and IFCO knows of no basis for any such action.

5.9 TAXES. All federal, state, local, foreign, and other tax returns and reports which IFCO has been required to file have been duly filed, and all such returns and reports are true and correct.

5.10 COMPLIANCE. IFCO has complied and is in compliance in all material respects, with all material laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to the assets, properties, and business of IFCO, including for greater certainty all applicable rules of the NASDN.

5.11 REPORTING. IFCO has complied and is in compliance in all material respects, with all material laws, regulations and rules of regulatory authorities having jurisdiction over the issuance and the trading of its securities; the shares of common stock of IFCO are admitted for trading on the Over the Counter Bulletin Board ("OTCBB") in the United States and the shares of IFCO's common stock to be issued on the exchange of the Exchangeable Shares will be admissible for trading on the OTCBB, subject to any applicable hold periods under US securities laws and to compliance with the rules and regulations of the NASDN.



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                                      - 9 -

5.12 MINUTE BOOKS. The minute books of IFCO are complete and correct in all material respects and contain the minutes of all meetings and all resolutions of the directors and shareholders thereof;

5.13 CEASE TRADE ORDERS. No securities commission or similar regulatory authority has issued any order preventing or suspending trading in any securities of IFCO and there is currently no reasonable basis for such order;

5.14 FULL DISCLOSURE. The representations and warranties of IFCO contained in this Agreement and other documents delivered by or on behalf of IFCO pursuant to this Agreement, do not contain any untrue statement of a material fact or omit any material fact necessary to make any such statement or omission not misleading in view of the circumstances under which the were made.

5.15     BROKERS AND FINDERS.  IFCO has not incurred any liability for brokerage
         fees,   commissions,   or  finders'   fees,  in  connection   with  the
         transactions contemplated in this Agreement.


                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF MANITEX

Manitex hereby represents and warrants to Teccan as follows with "to the best knowledge of Manitex" meaning that Manitex does not know, after having made all relevant inquiries, and it has no reasonable basis to believe, that such statement is false:

6.1 ORGANIZATION, STANDING, AND POWER. Manitex is a corporation duly organized, validly existing and in good standing under the laws of Canada, and is qualified and in good standing in all jurisdictions in which the failure so to be qualified would have a material adverse effect upon its business. Manitex has the corporate power and corporate authority to hold, own, operate, and lease its properties and otherwise carry on its business as presently conducted, to execute and deliver this Agreement, and to carry out the transactions contemplated in this Agreement.

6.2 AUTHORITY. The execution, delivery and performance of this Agreement and all other agreements contemplated in this Agreement have been duly and validly authorized by the Board of Directors of Manitex. This Agreement will have been duly and validly authorized by all necessary corporate action on the part of Manitex and, assuming due authorization, execution, and delivery by the parties, this Agreement will constitute a legal, valid, and binding agreement of Manitex, enforceable against Manitex in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, and similar laws affecting creditors' rights to enforce remedies generally and to equitable principles limiting the availability of the remedy of specific performance.

6.3 TITLE. Manitex has good title to its shares of Tec and has full power to transfer said shares to Teccan and Teccan will acquire good title to such shares, free and clear of liens, encumbrances and adverse claims.

6.4 NO CONFLICTS. The execution, delivery, and performance by Manitex of this Agreement and any other agreement executed by Manitex in connection with consummation of the Share Exchange, (a) have not violated and will not violate, conflict with, or breach any provision of the Articles of Incorporation or the By-laws of Manitex or any presently existing order, writ, injunction, judgment, decree, law, ordinance, rule, or regulation applicable to Manitex or any of its properties, or (b) after a lapse of time, due notice or otherwise, will not violate, require consent under, conflict with, breach, cause a default, or provide grounds for termination, cancellation, or acceleration of performance in respect of, or result in the creation or imposition of a lien or other encumbrance pursuant to, any agreement or understanding to which Manitex is a party or to which it or any of its properties may be subject.


                                   ARTICLE VII

                             CONDITIONS TO PRECEDENT

7.1 CLOSING DATE. Subject to the fulfilment or waiver by all parties of conditions set forth below, the Effective Date will take place as soon as possible after the date of the signing of this Agreement.

7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF TECCAN. The obligations of Teccan and Manitex to consummate the Transactions are subject to the satisfaction of each of the following, on or prior to the Effective Date, except as otherwise waived in writing by them:

         7.2.1 Authorization. All necessary action will have been taken to authorize the execution, delivery and performance by IFCO of this Agreement and the Transactions.

         7.2.2 Capital Contribution by the Investors. The Investors will have acquired and paid for a minimum of 1,000,000 Units .

         7.2.3 Representations, Warranties and Performance. Each of the representations and warranties of IFCO set forth in this Agreement will be true and correct in all material respects as of the Effective, except as permitted by this Agreement. IFCO will have performed in all material respects each covenant and agreement contained in this Agreement to be performed by it prior to the Effective Date.

         7.2.4 Consents and Approvals. All contractual and non-contractual authorizations, consents and approvals, including those required under any applicable securities laws, if any, of any local, state, federal or government agency, regulatory body, official or any person or entity necessary for the valid consummation of the Transactions in accordance with this Agreement will have been obtained and will be in full force and effect.

         7.2.5 Litigation. No suit, action, proceeding, arbitration or other litigation will have been commenced or threatened to be commenced against Teccan or IFCO which, in the opinion of
                  Teccan or Manitex, would pose a material restriction on or impair consummation of the Transactions, performance of this Agreement, or create a risk of subjecting Manitex or its shareholders, officers, directors or agents to material damages, costs, liabilities or other relief in connection with the Share Exchange or this Agreement.

         7.2.6 Opinion of Counsel to IFCO. Manitex will have received a written opinion dated as of the Effective Date from IFCO Counsel, substantially to the effect set forth in Exhibit 7.2.6.

         7.2.7 No Material Adverse Change. There will not have occurred any material loss or destruction or any material adverse change in the financial condition or properties, business or operations of IFCO from that shown in the IFCO Financial Statements.

         7.2.8 Officer Certificate. Manitex will have received a certificate dated as of the Effective Date from a senior officer of IFCO, substantially in the form set forth in Exhibit 7.2.8.

7.3 CONSENTS. IFCO and Teccan will use their commercial best efforts, within reasonable costs, to obtain all such consents and approvals and to take all such actions, including those required under any applicable securities law, as may be necessary or appropriate to consummate the transactions contemplated in this Agreement. IFCO and Teccan will take all actions and execute all documents, and will use their best efforts to have their respective shareholders take all actions and execute all documents, that either party reasonably requests in order to obtain all such consents and approvals.

7.4 PRESS RELEASES. All press releases or other announcements by the parties, to their employees or vendors or otherwise, as to the transactions contemplated by this Agreement will be in a form mutually agreeable to IFCO and Teccan.

7.5 REASONS FOR TERMINATION. The Offer will be terminated and the Share Exchange abandoned at any time prior to the Closing as follows:

         (a)      By action of the Boards of Directors of IFCO and Teccan;

         (b)      By  Teccan,  if  any  of  the  conditions   precedent  to  its
                  obligations set forth above have not been satisfied in all material respects on or before the Closing Date;

         (c) By IFCO, if any of the conditions precedent to its obligations set forth above have not been satisfied in all material respects on or before the Closing Date; and

         (d) By either IFCO or Teccan, if the Share Exchange has not become effective for any reason by no later than 60 days after the Effective Date.

7.6 SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants of Teccan and IFCO contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or the Closing Date, whereupon such representations, warranties and covenants will expire.


                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1 WAIVER AND AMENDMENT. This Agreement may be amended by action of the Boards of Directors of all of the parties without action by the shareholders of such parties; any right granted by this Agreement may be waived by the party or on behalf of the shareholders for whose benefit such right was granted. The waiver of any such right must be in writing and signed by the party electing to exercise its right of waiver.

8.2 ENTIRE AGREEMENT; REFERENCES. This Agreement, including all Exhibits hereto, each of which is incorporated herein by reference, constitutes the entire agreement between the parties with respect to the
         Transactions and the Share Exchange and supersedes all prior or concurrent arrangements, letters of intent or understandings relating thereto. Unless otherwise specified herein, references to "Sections" and "Exhibits" are to Sections of and Exhibits to this Agreement.

8.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be an original, but all of which when taken together will constitute one and the same agreement. This Agreement will become effective when one or more counterparts has been signed by each of the parties and delivered to each of the other parties.

8.4 EFFECT OF HEADINGS. The headings in this Agreement have been inserted for reference purposes only and will not affect the meaning or construction of any provision of this Agreement.

8.5 NOTICES. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by registered or certified mail, postage prepaid and will be deemed given upon delivery, if delivered personally, or three days after deposit in the mail, if mailed, to the following addresses:

         (i)      if to IFCO :

                  1555 West Fourteen Mile Road
                  Suite 212
                  Farmington Hills, MI 48334
                  Attention: Mr. David H. Jarvis

with a copy to :

                  De Grandpre Chaurette Levesque
                  2000, McGill College Avenue, Suite 1600
                  Montreal (Quebec)
                  H3A 3H3
                  Attention: Pierre Barnard


         (ii)     if to Teccan:

                  De Grandpre Chaurette Levesque
                  2000, McGill College Avenue, Suite 1600
                  Montreal (Quebec)
                  H3A 3H3
                  Attention: Pierre Barnard

         (iii)    if to Manitex:

                  5, Place Ville Marie
                  Suite 1234
                  Montreal (Quebec)
                  H3B 2G2
                  Attention: David Perez

         or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 8.5.

8.6 NO WAIVER. No waiver by any party of any condition, or the breach of any term, covenant, agreement, representation or warranty contained in this Agreement, in any one or more instances, will be deemed to be a further or continuing waiver of any such condition or breach of any other term, covenant, agreement, representation or warranty contained in this Agreement.

8.7 SUCCESSORS AND ASSIGNS. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties. This Agreement will be binding upon and enure to the benefit of the parties to this Agreement and their respective successors, personal representatives and permitted assigns.

8.8 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the Province of Quebec excluding that body of law pertaining to conflicts of law.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written, subject to acceptance and initialling of each of the exhibits hereto.


MANITEX CAPITAL INC.


 /s/ Steve Saviuk
 ------------------------
STEVE SAVIUK, PRESIDENT


3786137 CANADA INC.


 /s/ Pierre Barnard
 -------------------------
PIERRE BARNARD, PRESIDENT


TECE INC.


 /s/ Pierre Barnard
--------------------------
PIERRE BARNARD, ATTORNEY

                                LIST OF EXHIBITS

to the Share Exchange Agreement Entered into as of October 10, 2000 between Tece
Inc.,    formerly    Internet    Food    Co,    3786137    Canada    Inc,    Tec
TechnologyEvaluation.com Corporation and Manitex Capital Inc.



Acceptance of Exchange......................................................A
Exchange and voting Agreement.............................................1.5
Exchangeable shares of Teccan.............................................1.7
Support Agreement........................................................1.13
Acceptance of Exchange Offer............................................. 3.3
IFCO's Schedule of Exceptions............................................ 5.0
IFCO's Financial Statements.............................................. 5.5
Opinion of IFCO's Counsel to Manitex....................................7.2.6
Officer's Certificate of IFCO to Manitex................................7.2.8

                                                     EXHIBIT A

to the Share Exchange Agreement entered into as of October 10, 2000 between Tece Inc, formerly Internet Food Co, 3786137 Canada Inc, Tec TechnologyEvaluation.com Corporation and Manitex Capital Inc. (the "Exchange Agreement")

                             ACCEPTANCE OF EXCHANGE


TO:           Teccan Inc.

AND TO:       Pierre Barnard, as trustee under the Exchange and Voting Agreement

RE:      TECCAN CORPORATION

Gentlemen:

The undersigned hereby irrevocably accept and agree to sell to Teccan all of their Tec Common Shares held as of this date and to receive as sole consideration Exchangeable Shares of Teccan, which are exchangeable subject to certain terms and conditions into shares of common stock of Tece Inc as described and under the terms of the Exchange Agreement, receipt of a copy of which is hereby acknowledged.

Each of the undersigned is delivering this Acceptance which constitutes the undersigned's instructions to you to effect the Exchange with respect to all of the Tec shares held by the undersigned for shares of IFCO subject to the terms and conditions of the Exchange Agreement.

Each of the undersigned hereby represents and warrants to Teccan and IFCO that he has good title to the Tec Common Shares and has full power to transfer said shares to Teccan and Teccan will acquire good title free and clear of liens, encumbrances and adverse claims. Each of the undersigned covenants that he will, upon request, execute any additional documents, necessary or desirable to complete the transfer and exchange of the Teccan Common Shares.

Each of the undersigned, as holder of Exchangeable Shares, whether of record or beneficial, acknowledges becoming and being a party to the Exchange and Voting Agreement, acknowledges and accepts the Insolvency Exchange Right, the Automatic Exchange Rights and the Voting Rights granted to the holders of Exchangeable Shares by IFCO. As consideration for the granting of such rights, the undersigned hereby grants to IFCO the Call Rights described in the Exchange and Voting Agreement and acknowledges the overriding nature thereof in connection with the retraction of Exchangeable Shares, as the case may be, and accepts to be bound thereby in favour of IFCO, Inc in accordance with the terms and conditions of the priviledges attached to the Exchangeable Shares.

The undersigned each agree to the provisions of the Exchange Agreement and hereby irrevocably appoint Pierre Barnard of the law firm De Grandpre Chaurette Levesque as his, her or its representative and attorney to (i) effect the Exchange; (ii) to endorse for transfer to Teccan the undersigned's certificate evidencing the Tec Common Shares being exchanged; and (iii) to sign any other document necessary or useful for the purpose of implementing the Exchange and in accordance with the Exchange and Voting Agreement, such power of attorney not being invalidated by the death or the incapacity of the undersigned.


Dated:                                , 2000



SIGNATURE :                                 TEC COMMON SHARES TRANSFERRED                            Number of
---------                                   -----------------------------                            ---------
                                                                                                   Exchangeable
                                                                                                   Shares issued

Manitex Capital Inc. per:                   -   6,560,812 Common Shares
                                            -   CAN $75,000 convertible
/s/ Illegible                                   debenture with accrued interest                      4,284,441
------------------------                    -   US $375,000 convertible
                                                debenture with accrued interest

Intasys Corporation per:                    -    One Common Share
                                            -    US $2,625,000 convertible
/s/ Illegible                                    debenture with accrued interest                     6,522,710
------------------------



/s/ Don Lobley                              -   2,211,977 Common Shares                              1,105,989
------------------------
Don Lobley
------------------------------------------  ------------------------------------------------ -------------------------
TOTAL:                                                                                              11,913,140
------------------------------------------  ------------------------------------------------ -------------------------

                                   EXHIBIT 1.5

to the Share Exchange Agreement Entered into as of October 10, 2000 between Tece
Inc.,    formerly    Internet    Food    Co,    3786137    Canada    Inc,    Tec
TechnologyEvaluation.com Corporation and Manitex Capital Inc.


                          EXCHANGE AND VOTING AGREEMENT

                                   EXHIBIT 1.7

to the Share Exchange Agreement Entered into as of October 10, 2000 between Tece
Inc.,    formerly    Internet    Food    Co,    3786137    Canada    Inc,    Tec
TechnologyEvaluation.com Corporation and Manitex Capital Inc.


                          EXCHANGEABLE SHARES OF TECCAN

                                  EXHIBIT 1.13

to the Share Exchange Agreement Entered into as of October 10, 2000 between Tece
Inc.,    formerly    Internet    Food    Co,    3786137    Canada    Inc,    Tec
TechnologyEvaluation.com Corporation and Manitex Capital Inc.


                                SUPPORT AGREEMENT

                                   EXHIBIT 3.3

to the Share Exchange Agreement entered into as of October 10, 2000 between Tece Inc, formerly Internet Food Co, 3786137 Canada Inc, Tec TechnologyEvaluation.com Corporation and Manitex Capital Inc.

                    SHAREHOLDER ACCEPTANCE OF EXCHANGE OFFER


TO:               Teccan Inc.

AND TO:           Montreal Trust Company of Canada
                  Montreal, Quebec

RE:      TECCAN CORPORATION

Gentlemen:

The  undersigned  hereby  irrevocably   accepts  and  agrees  to  exchange  (the
"Exchange") all of his, her or its shares held as of this date in Tec TechnologyEvaluation.com Corporation ("Tec"), for Class A Preferred Shares (the "Exchangeable Shares") of 3786137 Canada Inc. ("Teccan"), which are exchangeable subject to certain terms and conditions into shares of common stock of Tece Inc, a Nevada Corporation formerly known as Internet Food Co. ("IFCO"), as described and under the terms of that certain Share Exchange Agreement (the "Exchange Agreement") between Teccan and IFCO, receipt of a copy of which is hereby acknowledged.

The undersigned is delivering this Acceptance which constitutes the undersigned's instructions to you to effect the Exchange with respect to all of the Teccan shares held by the undersigned for shares of IFCO and subject to the terms of the Exchange Agreement.

If the transactions contemplated by the Exchange as described in the Exchange Agreement are completed, then you are to deliver certificates of stock representing the number of Exchangeable Shares to the undersigned issued in the name and at the address given below.

The undersigned hereby represents and warrants to Teccan and IFCO that the undersigned has good title to his Tec Common Shares and has full power to accept the Exchange and to transfer said shares to Teccan and Teccan will acquire good title free and clear of liens, encumbrances and adverse claims. The undersigned will, upon request, execute any additional documents, necessary or desirable to complete the transfer and exchange of the Teccan Common Shares.

The undersigned, as holder of Exchangeable Shares, whether of record or beneficial, by virtue of having accepted the Offer, acknowledges becoming and being a party to the Exchange and Voting Agreement, acknowledges and accepts the Insolvency Exchange Right, the Automatic Exchange Rights and the Voting Rights granted to the holders of Exchangeable Shares by IFCO. As consideration for the granting of such rights, the undersigned hereby grants to IFCO the Call Rights described in the Exchange and Voting Agreement and acknowledges the overriding nature thereof in connection with the retraction of Exchangeable Shares, as the case may be, and accepts to be bound thereby in favour of IFCO, Inc in accordance with the terms and conditions of the priviledges attached to the Exchangeable Shares.

The undersigned each agree to the provisions of the Exchange Agreement and hereby irrevocably appoint Pierre Barnard of the law firm De Grandpre Chaurette Levesque as his, her or its representative and attorney to (i) effect the Exchange; (ii) to endorse for transfer to Teccan the undersigned's certificate evidencing the Tec Common Shares being exchanged; and (iii) to sign any other document necessary or useful for the purpose of implementing the Exchange and in accordance with the Exchange and Voting Agreement, such power of attorney not being invalidated by the death or the incapacity of the undersigned.


Dated:                                , 2000


--------------------------------------------

                                   EXHIBIT 5.0

to the Share Exchange Agreement Entered into as of October 10, 2000 between Tece
Inc.,    formerly    Internet    Food    Co,    3786137    Canada    Inc,    Tec
TechnologyEvaluation.com Corporation and Manitex Capital Inc.


                          IFCO'S SCHEDULE OF EXCEPTIONS

                                   EXHIBIT 5.5

to the Share Exchange Agreement Entered into as of October 10, 2000 between Tece
Inc.,    formerly    Internet    Food    Co,    3786137    Canada    Inc,    Tec
TechnologyEvaluation.com Corporation and Manitex Capital Inc.


                           IFCO'S FINANCIAL STATEMENTS

                                  EXHIBIT 7.2.6

to the Share Exchange Agreement Entered into as of October 10, 2000 between Tece Inc, formerly Internet Food Co, 3786137 Canada Inc, Tec TechnologyEvaluation.com Corporation and Manitex Capital Inc.


                            IFCO'S COUNSEL'S OPINION







Mr. Pierre Barnard
De Grandpre Chaurette Levesque
2000, McGill College
Suite 1600
Montreal (Quebec)
H3A 3H3

Manitex Capital Inc
1, Place Ville-Marie
Suite 2001
Montreal (Quebec)
H3B 4M4



Gentlemen:

We have acted as general counsel for Tece Inc. ("Tece") and, as such capacities, we are pleased to render the following opinion.

1) Tece has been duly incorporated, organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease and operate its property and assets, to conduct its business

2) Tece has an authorized capital stock of 50,000,000 shares of common stock of which the only issued and outstanding shares are o shares of common stock, all of which have been duly authorized and validly issued and are fully paid and non-assessable,

3) o shares of IFCO's common stock have been validly and legally reserved for issuance to the shareholders of 3786137 Canada Inc upon the exchange of the Class A preferred Shares of 3786137 Canada Inc held by them and upon suh issuance the said shares of common stock will be issued as fully paid and non assessable;

4) IFCO is not in violation of its constating documents, by-laws or resolutions of its directors or shareholders

5) There are no legal or governmental proceedings pending to which IFCO is a party and no such proceedings are, to the best of counsel's knowledge, after having made all inquiries and verifications deemed appropriate, threatened (implicitly or otherwise) or contemplated by governmental authorities or any other parties.

6) IFCO is not in violation of any law, ordinance, administrative or governmental rule or regulation or court decree applicable to it, nor is it in default of complying with any term or condition of, nor has it failed to obtain, any licence, permit, franchise or administrative or governmental authorization necessary to the ownership of its property or to the conduct of its business

7)       Except as a result of the Exchange Agreement,  there are no outstanding
         (a) securities or obligations of IFCO convertible into or exchangeable for any shares of the capital stock of IFCO, (b) warrants, rights or options to subscribe for or purchase from IFCO any such shares of the capital stock of IFCO or any other securities of IFCO or any such convertible or exchangeable securities or obligations, or (c) obligations for IFCO to issue, purchase or redeem such shares, other securities, any such convertible or exchangeable securities or obligations, or any such warrants, rights, options or obligations.

8) all relevant documents have been filed with the regulatory authorities having jurisdiction and all steps necessary have been taken in order to permit the issuance of the shares of IFCO to shareholders of 3786137 Canada, as part of the Share Exchange;

9) the certificates for the Common Stock of IFCO are in due and proper form under the laws governing IFCO, including applicable securities laws and the rules and regulations of the NASDN;

10) no order preventing or suspending the trading of the securities of IFCO has been issued by a securities commission or similar regulatory authority and counsel is unaware of any justification for such an order to be issued;

11)       The documents filed with the regulatry  authorities in connection with
          the  Share  Exchange   conform  to  the   requirements  of  applicable
          securities laws and all regulations thereunder;

12) The following persons are the only directors and officers of IFCO and they have been validly appointed or elected in accordance with the by-laws of IFCO:

13) to the best of counsel's knowledge, after having made all inquiries and verifications deemed appropriate, there are no material contract or obligation to which IFCO was a party as of o, 2000 other than the Share Exchange.

14) The Share Exchange and the performance of the transactions described therein does not breach the laws of the State of Nevada, the laws of the United States of America and the rules and regulations of the NASDN or of any other regulatory authority having jurisdiction over the affairs or the trading in the securities of IFCO;

15) The shares of IFCO issued to the shareholders of 3786137 Canada under the Share Exchange will be free from any trading restrictions under the laws of the State of Nevada, the laws of the United States of America and the rules and regulations of the NASDN and of any other regulatory authority having jurisdiction over the affairs or the trading in the securities of IFCO, with the exception that such shares constitute "Restricted Securities" within the meaning of Regulation 144 under the Securities Act;

                                  EXHIBIT 7.2.8

to the Share Exchange Agreement Entered into as of October 10, 2000 between Tece Inc, formerly Internet Food Co, 3786137 Canada Inc, Tec TechnologyEvaluation.com Corporation and Manitex Capital Inc.


                    OFFICER'S CERTIFICATE OF IFCO TO MANITEX